Exhibit 99.1

DocGo Announces Fourth Quarter and Full-Year 2022 Results

2022 Revenue Increased to $440.5 Million, Versus $318.7 Million in 2021, an Increase of 38%

Full Year Revenue up 75% Year-Over-Year Excluding Mass Covid Testing

Company introduces Full-Year 2023 Revenue and Adjusted EBITDA1 Guidance of $500-$510 million and $45-$50 million, respectively

Company to host investor conference call and webcast today, March 13th, at 5:00 pm ET

NEW YORK, NY, March 13, 2023 - DocGo Inc. (Nasdaq: DCGO), a leading provider of last-mile mobile health services, today announced financial and operating results for the fourth quarter and full-year ended December 31, 2022.

Full Year 2022 Financial Highlights

●	Full-year 2022 revenue increased to $440.5 million, compared to $318.7 million for the full-year 2021, an increase of 38%.

●	Gross Margin for 2022 was 35% compared to 34% in 2021.

●	Mobile Health revenue was approximately $325.9 million in 2022, compared to $234.4 million in 2021, an increase of 39%.

●	Medical transport revenue was approximately $114.6 million in 2022, compared to $84.3 million in 2021, an increase of 36%.

●	Full-year net income amounted to $30.7 million, compared to net income of $19.2 million for the full-year 2021, an increase of 60%.

●	Full-year 2022 Adjusted EBITDA[2] was $41.3 million, compared to $25.1 million for the full-year 2021, an increase of 65%.

●	As of December 31, 2022, the company held total cash and cash equivalents, including restricted cash, of $164.1 million.

[1]	Adjusted EBITDA is a non-GAAP financial measure. See footnote 3 below.

[2]	Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for additional information on this non-GAAP financial measure and a reconciliation to the most comparable GAAP measure.

Fourth Quarter 2022 Financial Highlights

●	Total Q4 2022 revenue was $108.8 million, which includes approximately $1 million of COVID testing revenue, compared to $121.3 million in Q4 2021, which includes approximately $50 million of non-recurring COVID testing revenue.

●	Mobile Health revenue was $71.8 million, which includes approximately $1 million of COVID testing revenue, compared to $102.6 million for the fourth quarter of 2021, which includes approximately $50 million of COVID testing revenue.

●	Transportation Services revenue was $37 million compared to $18.7 million for the fourth quarter of 2021, an increase of 98%.

●	Net income was $7.1 million for the fourth quarter of 2022, compared to $20.3 million for the fourth quarter of 2021. Net income in the fourth quarter of 2021 was positively impacted by approximately $50 million of non-recurring mass COVID testing revenue, compared to $1 million in Q4 2022.

●	Adjusted EBITDA[2] was $6.8 million for the fourth quarter of 2022 compared to $17.3 million for the fourth quarter of 2022. Adjusted EBITDA in the fourth quarter of 2021 was positively impacted by approximately $50 million of non-recurring mass COVID testing revenue and Adjusted EBITDA in the fourth quarter of 2022 was negatively impacted by startup costs associated with onboarding numerous new contracts.

2023 Guidance

The company sees continued strong demand from its customers for both mobile health and transportation services solutions and anticipates 2023 revenue to be approximately $500-$510 million, representing growth of approximately 14% to 16% over 2022 on an as-reported basis, or growth of 36% to 40% if non-recurring mass Covid testing revenue of approximately $75 million in 2022 is excluded. Adjusted EBITDA3 is anticipated to be approximately $45-$50 million. Full-year gross margin is expected to be approximately 35%.

Select Corporate Highlights

●	Entered into a partnership with Redirect Health, a platform that creates and manages healthcare solutions for businesses and employees nationwide, to provide on-demand, urgent mobile care to patients in New Jersey and New York. Through Redirect Health’s referral team, DocGo’s high quality, on-demand mobile health services are now available to thousands of Redirect Health’s members residing in those states.

●	Announced the appointment of veteran human resources executive Vina Leite, MS, to its Board of Directors.

[3]	Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled Adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measure (net income). Forward- looking estimates of Adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted herein.

●	Awarded a new Rapid Falls Response Service contract in the U.K., via its U.K. subsidiary, Ambulnz Community Partners, potentially helping elderly patients recover from falls without requiring a trip to the emergency room and establishing clinical pathways to help prevent future incidents.

●	Launched an app integrated with the EPIC Health Information Technology platform which allows clinical staff to order DocGo’s medical transport services and/or mobile health visits from within the EPIC system.

●	Secured a $90 million line of credit with Citibank, N.A. The line includes a $50 million accordion option and carries a five year term which remains unused as of today.

●	DocGo’s current Backlog[4] is $180 million over three years, of which all related contracts are expected to be fully rolled out by the end of Q3 2023.

●	DocGo currently has 34 active RFPs pending award, totaling over $1 billion in aggregate contract value. None of these RFPs are included in our current guidance as any award to DocGo is not guaranteed.

Anthony Capone, Chief Executive Officer of DocGo, commented, “DocGo began 2022 with revenue guidance of $400 million - $420 million and we closed the year at $440.5 million. We meticulously replaced non-recurring mass COVID testing revenue with new contracts and programs, both in the U.S. and U.K. In 2023, we are highly focused on our new ‘rapid normalization initiative’ which seeks to reduce the time and costs associated with onboarding new contracts, which historically has ranged from 90 to 120 days, down to 60 days. Additionally, we have already created a backlog of more than $180 million of new contract awards. Overall, I am extremely pleased with our performance both during the fourth quarter and full-year, and I am very confident about what we can achieve this year and beyond.”

Norm Rosenberg, Chief Financial Officer of DocGo, added, “During the year, the company experienced substantial costs associated with the launch of numerous new projects. These costs included estimated incremental costs of approximately $12 million from the usage of subcontracted agency labor, $3 million from rental vehicle fees and $14 million from overtime rates, all in excess of the expected steady-state expense levels. We estimate that collectively, this created a negative gross margin impact of more than 600 basis points in 2022. Fortunately, all of these costs are a byproduct of our substantial growth, and we expect our rapid normalization initiative to significantly mitigate these costs over time.”

******

[4]	The company defines backlog as projects that have been awarded, but not yet started or fully rolled out.

Conference call and webcast

DocGo management will host a conference call and webcast to discuss the fourth quarter results today, March 13th at 5:00 pm ET. To access the conference call, please dial 1-877-407-0784 (U.S.) or 1-201-689-8560 (international). Reference conference ID 13736245.

To access the Call me™ option, which avoids having to wait for an operator, click here.

The webcast can be accessed at: https://viavid.webcasts.com/starthere.jsp?ei=1596989&tp_key=4882d58a60 or under “Events” on the “Investors” section of the Company’s website, https://ir.docgo.com/.

A replay of the webcast will be archived on the Company’s investor relations page through March 20th, 2023 at approximately 5:00 pm ET.

About DocGo

DocGo is a leading provider of last-mile mobile health services. DocGo is disrupting the traditional four-wall healthcare system by providing care to patients where and when they need it. DocGo’s innovative technology and dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for facilities, hospital networks, and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment in the comfort of a patient’s home or workplace. Together with DocGo’s integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning DocGo. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, including our transition to non-COVID related services, geographic expansion, normalization initiative, new and existing contracts, M&A activity, workforce growth, leadership transition, cash position and share repurchase program, (ii) our competitive position and opportunities, including our ability to realize the benefits from our operating model, and (iii) other statements identified by words such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict” “project”, “aim”, “goal”, “outlook”, “guidance”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, and current market trends and conditions. Forward-looking statements inherently involve risks and uncertainties, many of which are beyond our control, and which may cause actual results to differ materially from those contained in our forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect current or future results include possible accounting adjustments made in the process of finalizing reported financial results; any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the COVID-19 coronavirus pandemic; competitive pressures; pricing declines; rates of growth in our target markets; our ability to improve gross margins; cost-containment measures; legislative and regulatory actions; the impact of legal proceedings and compliance risks; the impact on our business and reputation in the event of information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; and the ability of the company to comply with laws and regulations regarding data privacy and protection. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The following information provides definition and reconciliation of the non-GAAP financial measure presented in this earnings release to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measure should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measure in this earnings release may differ from similarly titled measures used by other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Specifically, Adjusted EBITDA is arrived at by taking reported GAAP Net Income and adding back the following items: net interest expense/ (income), Provision/(benefit) for income taxes, depreciation and amortization, other (income)/expense, non-cash equity-based compensation and certain other non-recurring expenses consisting of expenses incurred in relation to the Company’s merger with Motion in 2021, certain one-time legal settlements and certain one-time expenses incurred in connection with acquisitions, beyond those that are typically incurred.

The Company’s management believes that its Adjusted EBITDA measure is useful in evaluating DocGo’s operating performance, as the calculation of this measure generally eliminates the effect of financing and income taxes and the accounting effects of capital spending and acquisitions, as well as other items of a non-recurring and/or non-cash nature. Adjusted EBITDA is not intended to be a measure of GAAP cash flow, as this measure does not consider certain cash-based expenses, such as payments for taxes or debt service. Management believes that using Adjusted EBITDA in conjunction with GAAP measures such as net income assists investors in getting a more complete picture of the Company’s financial results and operations, affording them with a more complete view of what management considers to be the Company’s core operating performance as well as offering the ability to assess such performance as compared with that of prior periods and management’s public guidance. While many companies use Adjusted EBITDA as a performance measure, not all companies use identical calculations for determining Adjusted EBITDA. As such, DocGo’s presentation of Adjusted EBITDA might not be comparable to similarly titled measures of other companies.

The table below reflects the reconciliation of Net Income (Loss) to Adjusted EBITDA for the three and twelve months ended December 31, 2022 compared to the same periods in 2021 (in millions):

	Q4		YTD
	2021	2022	2021	2022
Net Income/(loss) (GAAP)	$20.3	$7.1	$19.2	$30.7
(+) Net Interest expense/ (income)	$0.3	$(0.5)	$0.8	$(0.8)
(+) Income Tax	$(0.4)	$(9.1)	$0.6	$(7.9)
(+) Depreciation & amortization	$2.0	$3.3	$7.5	$10.6
(+) Other (income)/expense	$(5.2)	$2.5	$(5.2)	$(0.2)
EBITDA	$17.0	$3.3	$22.9	$32.4

(+) Non-cash stock compensation	$0.2	$3.5	$1.3	$8.1
(+) Non-recurring expense	$0.1	$0.0	$0.9	$0.8

Adjusted EBITDA	$17.3	$6.8	$25.1	$41.3

DocGo Inc. and Subsidiaries

Consolidated Balance SheetS

	Years Ended December 31,
	2022	2021
	Audited	Audited
ASSETS

Current assets:
Cash and cash equivalents	$157,335,323	$175,537,221
Accounts receivable, net of allowance of $7,818,702 and $7,377,389 as of December 31, 2022 and December 31, 2021, respectively	102,995,397	78,383,614
Prepaid expenses and other current assets	6,269,841	2,111,656
Assets Held for Sale	4,480,344	-

Total current assets	271,080,905	256,032,491

Property and equipment, net	21,258,175	12,733,889
Intangibles, net	22,969,246	10,678,049
Goodwill	38,900,413	8,686,966
Restricted cash	6,773,751	3,568,509
Operating lease right-of-use assets	9,074,277	4,195,682
Finance lease right-of-use assets	9,039,663	9,307,113
Equity method investment	597,977	589,058
Deferred tax assets	9,957,967	-
Other assets	3,625,254	3,810,895
Total assets	393,277,628	309,602,652

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	21,582,866	15,833,970
Accrued liabilities	31,573,031	35,110,877
Line of credit	-	25,881
Notes payable, current	664,913	600,449
Due to seller	26,244,133	1,571,419
Contingent Consideration	10,555,540	-
Operating lease liability, current	2,325,024	1,461,335
Liabilities Held for Sale	4,480,344	-
Finance lease liability, current	2,732,639	3,271,990
Total current liabilities	100,158,490	57,875,921

Notes payable, non-current	1,236,601	1,302,839
Operating lease liability, non-current	7,040,982	2,980,946
Finance lease liability, non-current	5,914,164	6,867,420
Warrant liabilities	-	13,518,502
Total liabilities	114,350,237	82,545,628

STOCKHOLDERS' EQUITY:
Class A common stock ($0.0001 par value; 500,000,000 shares authorized as of December 31, 2022 and December 31,2021; 102,411,162 and 100,133,953 shares issued and outstanding as of December 31, 2022 and December 31,2021, respectively)	10,241	10,013
Additional paid-in-capital	301,451,435	283,161,216
Accumulated deficit	(28,972,216)	(63,556,714)
Accumulated other comprehensive loss	741,206	(32,501)
Total stockholders’ equity attributable to DocGo Inc. and Subsidiaries	273,230,666	219,582,014
Noncontrolling interests	5,696,725	7,475,010
Total stockholders' equity	278,927,391	227,057,024
Total liabilities and stockholders' equity	$393,277,628	$309,602,652

DocGo Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31
	2022	2021

Revenue, net	$440,515,746	$318,718,580
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	285,794,520	208,971,062
Operating expenses:
General and administrative	103,403,416	74,892,828
Depreciation and amortization	10,565,578	7,511,579
Legal and regulatory	8,780,590	3,907,660
Technology and development	5,384,853	3,320,183
Sales, advertising and marketing	4,755,161	4,757,970
Total expenses	418,684,118	303,361,282
Income from operations	21,831,628	15,357,298

Other income (expenses):
Interest income (expense), net	762,685	(763,030)
Gain on remeasurement of warrant liabilities	1,127,388	5,199,496
Gain (loss) on initial equity method investments	8,919	(66,818)
Gain on remeasurement of finance leases	1,388,273	-
Gain on bargain purchase	1,593,612	-
Gain from PPP loan forgiveness	-	142,667
Loss on disposal of fixed assets	(21,173)	(34,342)
Goodwill impairment	(2,921,958)	-
Other expense	(987,482)	(40,086)
Total other income	950,264	4,437,887

Net income before income tax benefit (expense)	22,781,892	19,795,185
Income tax benefit (provision)	7,961,321	(615,697)
Net income	30,743,213	19,179,488
Net income attributable to noncontrolling interests	(3,841,285)	(4,564,270)
Net income attributable to stockholders of DocGo Inc. and Subsidiaries	34,584,498	23,743,758
Other comprehensive income
Benefit Plans	-	-
Foreign currency translation adjustment	773,707	16,038
Total comprehensive gain	$35,358,205	$23,759,796

Net income per share attributable to DocGo Inc. and Subsidiaries - Basic	$0.34	$0.30
Weighted-average shares outstanding - Basic	101,228,369	80,293,959

Net income per share attributable to DocGo Inc. and Subsidiaries - Diluted	$0.34	$0.25
Weighted-average shares outstanding - Diluted	102,975,831	94,863,613

DocGo Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$30,743,213	$19,179,488
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	4,114,346	2,312,437
Amortization of intangible assets	3,214,814	1,845,193
Amortization of finance lease right-of-use assets	3,236,418	2,913,925
Loss on disposal of assets	21,173	34,342
Deferred tax asset	(9,957,967)	-
Gain from PPP loan forgiveness	-	(142,667)
Gain (loss) from equity method investment	(8,919)	66,818
Bad debt expense	3,815,187	4,467,956
Stock based compensation	8,054,571	1,376,353
Gain on remeasurement of finance leases	(1,388,273)	-
Gain on remeasurement of warrant liabilities	(1,127,388)	(5,199,496)
Gain on bargain purchase	(1,593,612)	-
Goodwill impairment	2,921,958	-
Changes in operating assets and liabilities:
Accounts receivable	(8,415,793)	(57,996,613)
Assets held for sale	190,312
Prepaid expenses and other current assets	(4,181,035)	(961,165)
Other assets	1,557,655	(2,490,564)
Accounts payable	3,637,305	11,879,850
Accrued liabilities	(5,964,064)	20,766,723
Net cash provided by operating activities	28,869,901	(1,947,420)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(3,198,234)	(4,808,409)
Acquisition of intangibles	(2,299,558)	(1,849,136)
Acquisition of businesses	(32,953,179)	(1,300,000)
Proceeds from disposal of property and equipment	3,000	74,740
Acquisition of leased assets	-	(50,504)
Investments in equity method investment	-	(655,876)
Net cash used in investing activities	(38,447,971)	(8,589,185)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit line	-	8,000,000
Repayments of revolving credit line	(25,881)	(8,000,000)
Repayments of notes payable	(925,151)	(604,826)
Due to seller	(2,535,521)	(595,528)
Noncontrolling interest contributions	2,063,000	333,025
Proceeds from exercise of stock options	1,980,585	628,592
Acquisition of UK Ltd remaining 20% shares	-	(479,331)
Common stock repurchased	(3,731,712)	-
Equity costs	(19,570)	-
Payments on obligations under finance lease	(2,985,568)	(2,216,309)
Issuance costs related to merger recapitalization	-	(19,961,460)
Proceeds from issuance of Class A common stock, net of transaction cost	-	178,102,313
Net cash provided by financing activities	(6,179,818)	155,206,476

Effect of exchange rate changes on cash and cash equivalents	761,232	(21,414)

Net increase in cash and restricted cash	(14,996,656)	144,648,457
Cash and restricted cash at beginning of period	179,105,730	34,457,273
Cash and restricted cash at end of period	$164,109,074	$179,105,730

Contacts

Media:

Alex Cole

Allison+Partners

203-962-4036

Alex.Cole@Allisonpr.com

Investors:

Mike Cole
DocGo
949-444-1341
mike.cole@docgo.com
ir@docgo.com

Steve Halper
LifeSci Advisors
646-876-6455
shalper@lifesciadvisors.com
ir@docgo.com